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Exhibit 4.2

FORM OF

AUTHORIZED PARTICIPANT AGREEMENT
FOR
AIRSHARES™ EU CARBON ALLOWANCES FUND

        This Authorized Participant Agreement for AirShares™ EU Carbon Allowances Fund (this "Agreement") is entered into by and among the AirShares™ EU Carbon Allowances Fund (the "Fund"), XShares Advisors LLC, a Delaware limited liability company, sole sponsor of the Fund (the "Sponsor"), ALPS Distributors, Inc. (the "Distributor") and [Insert Name of Authorized Participant] (the "Authorized Participant") and is subject to acceptance by Brown Brothers Harriman & Co. (the "Administrator", "Custodian" and "Transfer Agent"). Brown Brothers Harriman & Co. serves as an agent for the Fund.

        As described in the Fund's then-current prospectus as it may be supplemented or amended from time to time (the "Prospectus"), the Fund will issue common units of beneficial interest, which represent Shares of fractional undivided beneficial interest in and ownership of the Fund (the "Shares"). The Shares may be created or redeemed through the Distributor by the Authorized Participant in aggregations of 100,000 Shares (each aggregation, a "Creation Basket" or "Redemption Basket," respectively; collectively, "Baskets"). Creation Baskets are offered only pursuant to the registration statement of the Fund on Form S-1, as amended (Registration No.: 333-145448), as declared effective by the Securities and Exchange Commission (the "SEC") on                                    , 2008 and as the same may be amended and supplemented from time to time thereafter (collectively, the "Registration Statement"). Authorized Participants are the only persons that may place orders to create and redeem Baskets. The Prospectus provides that the Authorized Participant will pay a transaction fee of one thousand dollars ($1,000) per Basket to create or redeem Baskets. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus. All references to "cash" shall refer to U.S. Dollars ("USD").

        To the extent there is a conflict between any provision of this Agreement, other than the indemnities provided in Section 9 herein and the provisions of the Prospectus, the provisions of the Prospectus shall control. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

        This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem through the manual process of The Depository Trust Company ("DTC") (the "DTC Process"). The procedures for processing an order to purchase Shares (each a "Purchase Order") and an order to redeem Shares (each a "Redemption Order") are described in the Fund's Prospectus and in Annexes I, I-A and I-B to this Agreement. A copy of the Purchase/Redemption Order Form is attached hereto as Annex I-A. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annexes I, I-A and I-B hereto, as each may be amended by the Sponsor or the Fund from time to time. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.     STATUS OF AUTHORIZED PARTICIPANT.

        (a)   The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Shares of the Fund, it either (i) is a participant in DTC (a "DTC Participant"), or (ii) maintains, either directly or indirectly, a custodial relationship with a DTC Participant. The Authorized Participant may place Purchase Orders or Redemption Orders for Shares through the DTC Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annexes I, I-A and I-B hereto ("Execution of Orders"). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor, the Fund and the Transfer Agent of such change.

        (b)   The Authorized Participant hereby represents and warrants that it, unless Section 1(c) is applicable, (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned and the rules and regulations promulgated thereunder and with all FINRA rules and regulations, and that it will not offer or sell Shares of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

        (c)   If the Authorized Participant is offering or selling Shares of the Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder, and (iii) to conduct its business in accordance with the spirit of the Conduct Rules of the Financial Regulatory Authority.

        (d)   The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the "Program") reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT").

        (e)   The Authorized Participant understands and acknowledges that the method by which Shares of the Fund will be created and traded may raise certain issues under applicable securities laws. For example, because new Shares may be issued and sold by the Fund on an on-going basis, at any point a "distribution," as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Continuous Offering Period" section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an order. The Authorized Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in the Shares, whether or not participating in the distribution of the Shares, are generally required to deliver a prospectus.

        (f)    The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from (i) the Distributor, (ii) the Transfer Agent, and (iii) the Authorized Participant's custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor and the Transfer Agent prior to placing its first order with the Distributor.

2.     EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

        (a)   All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annexes I, I-A and I-B hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Distributor will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Distributor. The Sponsor and the Distributor reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Shares, and the Authorized Participant agrees to comply with such procedures as may be issued from time to time.

        (b)   The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Fund, the Distributor and the Sponsor reserve the right to reject any Purchase Order until the trade is released as "affirmed" as described in Annexes I, I-A and I-B hereto and any Redemption Order that is not in "proper form" as defined in these Annexes and in the Prospectus.

3.     PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

        (a)   The Distributor will provide to the Authorized Participant copies of the then-current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 3 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

        (b)   The Sponsor and the Fund represent and warrant that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor or the Fund, and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

        (c)   The Authorized Participant represents, warrants and agrees that it will not make any representations concerning the Shares other than those contained in the Fund's then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that the Fund will not be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Fund. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of the Shares, including the Prospectus, will disclose that the Authorized Participants may acquire the Shares and tender the Shares for redemption to the Fund in Baskets of 100,000 Shares only.

        (d)   Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of the Shares with other products and are not used for purposes of marketing the Shares and (ii) for internal use by the Authorized Participant, providing that neither the Sponsor, the Fund nor the Distributor shall be liable for any untrue statements or omissions contained in any research reports prepared and circulated by the Authorized Participant in accordance with this Section 3(d).

4.     TRANSACTION FEE.

        In connection with each order by the Authorized Participant to create or redeem one or more Baskets, the Fund shall charge, and the Authorized Participant shall pay to the Fund, the Transaction Fee prescribed in the Fund's Prospectus applicable to such creation or redemption. The initial Transaction Fee shall be one thousand dollars ($1,000) per Basket to create or redeem Baskets. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

5.     ROLE OF AUTHORIZED PARTICIPANT.

        (a)   The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor and will have no authority to act as agent for the Sponsor, the Fund, the Distributor, the Transfer Agent or the Authorized Participant's custodian in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Fund, the Distributor, the Transfer Agent or the Authorized Participant's custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

        (b)   In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account ("Beneficial Owner"), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

        (c)   The Authorized Participant agrees to maintain records of all sales of the Shares made by or through it and to furnish copies of such records to the Sponsor, the Fund or the Distributor upon the request of any of these parties.

6.     AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

        Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Sponsor, the Fund or the Distributor, the Authorized Participant shall deliver to such parties, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Fund (see

Annex II to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an "Authorized Person"). Such certificate may be accepted and relied upon by the Sponsor, the Fund or the Distributor as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to such parties of a superseding certificate in a form approved by the Sponsor, the Fund or the Distributor bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor, the Fund and the Distributor and such notice shall be effective upon receipt by each of such parties. The Fund acting through its agent, the Distributor, shall issue to each Authorized Participant a unique personal identification number ("PIN Number") by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

7.     CASH COMPONENT AND FEES

        The Authorized Participant hereby agrees that as between the Fund and itself or any party for which it acts in connection with a Purchase Order, (i) upon acceptance of each Purchase Order, the Authorized Participant will be charged a non-refundable transaction fee of $1,000 per Basket, which shall be paid to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which the Purchase Order is accepted; (ii) the Authorized Participant will make available in same day funds for each purchase of Baskets an amount of cash sufficient to pay the Initial Cash Payment, as defined in Annex I, which payment shall be made to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the first Business Day following the date on which the Purchase Order is accepted; and (iii) in the event that the Initial Cash Payment is less than the Final Settlement Price with respect to any Basket, the Authorized Participant will make available in same day funds that amount of any such shortfall, which payment shall be made to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on the second Business Day following the date on which the Purchase Order is accepted. The Authorized Participant hereby agrees to ensure that the Final Settlement Price be received by the Fund on or before 10:00 a.m. on the second Business Day following the date on which the Purchase Order is accepted, and in the event payment of such Final Settlement Price has not been made by 10:00 a.m. on the second Business Day following the date on which the Purchase Order is accepted, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the Final Settlement Price, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8.     REDEMPTION.

        The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days on which NYSE Arca and each of the exchanges on which the Fund's futures contracts are traded are open for trading. The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Unit of the Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent on behalf of the Fund in accordance with the Prospectus or as otherwise required by the Fund. The Authorized Participant understands that the Shares may be redeemed only when one or more Baskets are held in the account of a single Authorized Participant.

9.     BENEFICIAL OWNERSHIP.

        (a)   With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights and shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder.

        (b)   Upon reasonable request by the Sponsor, the Authorized Participant will, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, provide the Sponsor written notice indicating the number of Fund shares that the Authorized Participant may hold as record holder and the amount of such shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Fund shares through the Authorized Participant, in each case as of the date of such request and with respect to the Fund. In addition, the Authorized Participant agrees, upon request of the Sponsor, and subject to applicable laws, rules and regulations, to transmit to its account holders who are beneficial owners of Fund shares, such written materials received from the Sponsor (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and communications) as may be required to be transmitted to Beneficial Owners pursuant to the Prospectus or applicable law, provided that the expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications.

10.   INDEMNIFICATION.

        This Section 9 shall survive the termination of this Agreement.

        (a)   The Authorized Participant hereby agrees to indemnify and hold harmless the Sponsor, the Distributor, the Fund and the Transfer Agent, and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "AP Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant, (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement, (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations, (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with Annexes I, I-A, I-B and II hereto (as each may be amended from time to time) reasonably believed by such AP Indemnified Party to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Fund's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell the Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 3 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by an AP Indemnified Party at the written direction of the Fund or the Distributor or is based upon any omission or alleged omission by the Fund or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant and the Distributor understand and agree that the Fund as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund. The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties due to any action of a service provider to the Fund.

        (b)   The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor, (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement, (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations, (iv) actions of a Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annexes I, I-A, I-B and II hereto (as each may be amended from time to time) reasonably believed by a Distributor Indemnified Party to be genuine and to have been given by the Distributor, or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Fund or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Authorized Participant's acting in its capacity as an Authorized Participant. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Fund.

        (c)   The Sponsor and the Fund hereby agree to indemnify and hold harmless the Authorized Participant, and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Sponsor Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor or the Fund of any provision of this Agreement that relates to the Sponsor or the Fund, (ii) any failure on the part of the Sponsor or the Fund to perform any of its obligations set forth in the Agreement, (iii) any failure by the Sponsor or the Fund to comply with applicable laws, including rules and regulations of self-regulatory organizations, (iv) actions of such Sponsor Indemnified Party in reliance upon any instructions issued in accordance with Annexes I, I-A, I-B and II hereto (as each may be amended from time to time) reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor or the Fund, or (v)(1) any representation by the Sponsor or the Funds or their employees or agents or other representatives about the Shares or any Sponsor Indemnified Party that is not consistent with the Fund's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell the Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 3 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Sponsor Indemnified Party, unless, in either case, such representation, statement or omission was made or included by a Sponsor Indemnified Party at the written direction of the Fund or the Distributor or is based upon any omission or alleged omission by the Fund or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. Neither the Sponsor nor the Fund shall be liable to the Sponsor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Sponsor or the Fund by the Sponsor Indemnified Party, or mistakes or errors by, or out of interruptions or delays of communications with the Sponsor Indemnified Parties, due to any action of a service provider to the Fund.

        (d)   This Section 9 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of a AP Indemnified Party, a Distributor Indemnified Party or as Sponsor Indemnified Party, as the case may be. The term "affiliate" in this Section 9 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

11.   LIMITATION OF LIABILITY.

        (a)   The Distributor, the Sponsor and the Fund acting on its own behalf or through its agent, the Transfer Agent, undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor, the Sponsor or the Fund.

        (b)   In the absence of bad faith, negligence or willful misconduct on its part, neither the Distributor, the Sponsor nor the Fund, whether acting directly or through agents (including the Transfer Agent) or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor, the Sponsor nor the Fund, acting on its own behalf or through its agent, the Transfer Agent, shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor, the Sponsor or the Fund, acting on its own behalf or through its agent, the Transfer Agent, be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor, the Sponsor or the Fund, acting on its own behalf or through its agent, the Transfer Agent, be liable for the acts or omissions of DTC or any other securities depository or clearing corporation.

        (c)   Neither the Distributor, the Sponsor nor the Fund, acting on its own behalf or through its agent, the Transfer Agent, shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

        (d)   The Distributor, the Sponsor and the Fund may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

        (e)   The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

        (f)    Tax Liability.    To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Fund or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

12.   ACKNOWLEDGMENT.

        The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

13.   NOTICES.

        Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:	AirShares™ EU Carbon Allowances Fund 420 Lexington Ave., Suite 2550 New York, NY 10170 Attn: David W. Jaffin P: (212) 867-7400 F: (212) 867-3857

        All notices to the Sponsor, the Fund, the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

14.   EFFECTIVENESS, TERMINATION AND AMENDMENT.

        (a)   This Agreement shall become effective immediately after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A "Business Day" shall mean any day on which NYSE Arca and each of the exchanges on which the Fund's futures contracts are traded are open for trading. This Agreement may be terminated at any time by any party upon sixty (60) days' prior written notice to the other parties and may be terminated earlier by the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

        (b)   This Agreement may be amended by the parties from time to time without the consent of any Beneficial Owner by the following procedure. The Distributor will mail a copy of the amendment to the Authorized Participant and the Transfer Agent. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Authorized Participant nor the Transfer Agent objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

15.   GOVERNING LAW; CONSENT TO JURISDICTION.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16.   SUCCESSORS AND ASSIGNS.

        This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

17.   ASSIGNMENT.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

18.   INTERPRETATION.

        The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

19.   ENTIRE AGREEMENT.

        This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

20.   SEVERANCE.

        If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Fund, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor's notification to the Fund of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

21.   NO STRICT CONSTRUCTION.

        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

22.   SURVIVAL.

        Section 9 (Indemnification) hereof shall survive the termination of this Agreement.

23.   OTHER USAGES.

        The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."

24.   COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

AirShares™ EU Carbon Allowances Fund By: XShares Advisors LLC, Sponsor
By:
Name:
Title:
Address:
Telephone:
Facsimile:
XShares Advisors LLC By:
By:
Name:
Title:
Address:
Telephone:
Facsimile:
ALPS Distributors, Inc.
By:
Name:
Title:
Address:	1290 Broadway, Suite 1100 Denver, CO 80203
Telephone:	303-623-2577
Facsimile:	303-623-7850
[Insert Name of Authorized Participant]
By:
Name:
Title:
Address:
Telephone:
Facsimile:

Accepted by: Brown Brothers Harriman & Co., as the Fund's Administrator, Custodian and Transfer Agent
By:
Name:
Title:
Address:
Telephone:
Facsimile:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR AIRSHARES™ EU CARBON ALLOWANCES FUND

CREATION AND REDEMPTION PROCEDURES

Scope of Procedures and Overview

        These procedures (the "Procedures") describe the processes by which one or more Baskets of Shares of Airshares EU Carbon Allowances Fund Shares (the "Shares") may be purchased by an Authorized Participant, or, once Shares have been issued, redeemed by an Authorized Participant. Baskets may be created or redeemed only in blocks of 100,000 Shares (each such block, a "Basket"). Terms not defined in these Procedures shall have the same meaning set forth in the Authorized Participant Agreement for AirShares™ EU Carbon Allowances Fund by and among the AirShares™ EU Carbon Allowances Fund (the "Fund"), XShares Advisors LLC, a Delaware limited liability company, sole sponsor of the Fund (the "Sponsor"), ALPS Distributors, Inc. (the "Distributor") and [Insert Name of Authorized Participant] (the "Authorized Participant") and is subject to acceptance by Brown Brothers Harriman & Co. (the "Administrator", "Custodian" and "Transfer Agent") (the "Agreement").

        For purposes of these Procedures, a "Business Day" means any day on which NYSE Arca and each of the exchanges on which the Fund's futures contracts are traded are open for trading.

        Baskets are issued pursuant to the Prospectus, which will be delivered by the Distributor to the Authorized Participant, prior to its execution of the Agreement and are issued and redeemed in accordance with the Agreement. Baskets may be issued and redeemed on any Business Day by the Distributor in exchange for cash, which the Transfer Agent receives from the Authorized Participant or transfers to the Authorized Participant, in each case on behalf of the Fund.

        Upon the execution of the Agreement, the Distributor will assign a personal identification number (a "PIN number") to each Authorized Person authorized to act for the Authorized Participant. This will allow the Authorized Participant through its Authorized Person(s) to place Purchase Order(s) or Redemption Order(s) for Baskets.

        Important Notes:

  •
  Any Order is subject to rejection by the Fund or the Distributor, as agent of the Fund, for the reasons set forth in the Agreement.

  •
  All Orders are subject to the provisions of the Prospectus and the Agreement relating to unclear or ambiguous instructions.

  •
  The Authorized Participant, and each distributor offering and selling Shares as part of the distribution of such Shares, shall comply with the prospectus delivery and disclosure requirements of the 1933 Act as well as the analogous requirements under the CEA, including, the requirement that prospective investors provide an acknowledgement of receipt of such disclosure materials prior to the payment for any Shares.

CREATION PROCESS

        An Order to purchase one or more Baskets placed by an Authorized Participant with the Distributor between 1:00 PM New York time and the close of regular trading on NYSE Arca or 4:00 PM New York time (the "Order Cut-Off Time") on a Business Day (such day, "CREATION T") results in the transfer to the Authorized Participant's account at The Depository Trust Company ("DTC") of

1

Baskets the Authorized Participant has purchased, in most instances, by 12:00 PM New York time on CREATION T+3.

CREATION PROCEDURES

        1.     By the Order Cut-Off Time (the earlier of the close of regular trading on NYSE Arca or 4:00 PM New York time), an Authorized Person of the Authorized Participant calls the Distributor at (303) 603-8212 to notify such agent that the Authorized Participant wishes to place a Purchase Order to create an identified number of Baskets and to request that it be provided with an order number (an "Order Number"). The Authorized Person provides a PIN number as identification. The Distributor provides the Authorized Participant with an Order Number for the Authorized Participant's Purchase Order form. The Authorized Participant then completes and faxes to the Distributor the Purchase Order Form included as Annex I-A and Exhibit A to Annex I-A to the Agreement. The Purchase Order Form (Annex I-A) and Exhibit A thereto must include the Authorized Person's signature, the number of Baskets being purchased and the Order Number.

        2.     If the Distributor has not received the Purchase Order Form (Annex I-A) and Exhibit A thereto from the Authorized Participant within 15 minutes after the Distributor receives the phone call from the Authorized Participant referenced in item (1) above, the Distributor places a phone call to the Authorized Participant to enquire about the status of the Order. If the Authorized Participant does not fax the Purchase Order Form (Annex I-A) and Exhibit A thereto to the Distributor within 15 minutes after the Distributor's phone call, the Authorized Participant's Order is cancelled. The Distributor will then notify the Authorized Participant that the Order has been cancelled via telephone call.

        3.     If the Distributor has received the Authorized Participant's Purchase Order Form (Annex I-A) and Exhibit A thereto on time in accordance with the preceding timing rules, then by 5:00 PM New York time the Distributor returns to the Authorized Participant a copy of the Purchase Order Form submitted, marking it "Affirmed." Signature from an authorized person of the Distributor is affirmation.

        4.     Based on the Purchase Orders placed with it on CREATION T, by 5:00 pm on CREATION T, the Distributor will send a facsimile to the Transfer Agent indicating the total number of Baskets and total amount of "initial cash" for which the Distributor will require payment into the custodial account of the Fund by 10:00 a.m. New York time on Creation T+1. The initial payment required to create each Basket (the "Initial Cash Payment") shall be 105% of the end of day NAV per Basket, as of CREATION T-1. The Administrator shall use the end of day NAV per Share posted on the Fund's website to determine the Initial Cash Payment Amount. The Administrator shall notify the Authorized Participant by email no later than 6:30 p.m., New York time, on CREATION T of the Initial Cash Payment due in connection with each Creation Basket.

        5.     On CREATION T+1, the Authorized Participant shall make available in same day funds for each purchase of Baskets an amount of cash sufficient to pay the Initial Cash Payment and the applicable transaction fee (i.e., $1,000 per Creation Basket), which payment shall be made to an account maintained by the Custodian and shall be provided in same day or immediately available funds no later than 10:00 a.m. on CREATION T+1. The final settlement price per Creation Basket (the "Final Settlement Price") shall be the sum of (i) the purchase price for the contracts (excluding commission costs) and (ii) an amount determined by the Fund's administrator to be the excess of the allocable portion of the Fund's uninvested cash and accrued but unearned interest attributable to that Creation Basket over accrued but unpaid expenses attributable to that Creation Basket. The Authorized Participant will be notified of the Final Settlement Price by 5:30 p.m., New York time on Creation T+1, and any underpayment or overpayment, based on the difference between the Initial Cash Payment and Final Settlement Price shall be paid or refunded, as applicable before 10:00 a.m., New York time, on CREATION T+2. Upon confirmation of receipt by the Fund of the full amount of the

2

Final Settlement Price applicable to a Creation Basket, the Sponsor will instruct the Custodian to issue Shares attributable to each Creation Basket to fill the Authorized Participant's Purchase Order on CREATION T+3.

REDEMPTION PROCESS

        An order to redeem one or more Baskets placed by an Authorized Participant with the Distributor between 1:00 PM and 4:00 PM New York time on a Business Day (such day, "REDEMPTION T") results in the following taking place by 12:00 PM New York time on REDEMPTION T+3.

  •
  Transfer to the account at DTC and the subsequent cancellation of the relevant number of the Authorized Participant's Baskets by T+1; and

  •
  Transfer to the Authorized Participant by credit to the Authorized Participant's account of cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the "Redemption Distribution").

REDEMPTION PROCEDURES

REDEMPTION T (REDEMPTION ORDER TRADE DATE)

        1.     By the Order Cut-off Time, an Authorized Person of the Authorized Participant calls the Distributor at (303) 603-8212 to notify the Distributor that the Authorized Participant wishes to place a Redemption Order with the Distributor to redeem an identified number of Baskets and to request that the Distributor provide an Order Number. The Authorized Person provides a PIN number as identification to the Distributor. The Distributor provides the Authorized Participant with an Order Number for the Authorized Participant's Redemption Order Form. The Authorized Participant then completes and faxes to the Distributor the Redemption Order Form included as Exhibit B to the Authorized Participant Agreement. The Redemption Order Form must include the Authorized Person's signature, the number of Baskets redeemed, and the Order Number previously provided by the Distributor.

        2.     If the Distributor has not received the Redemption Order Form from the Authorized Participant within 15 minutes after the Distributor receives the phone call from the Authorized Participant referenced in item (1) above, the Distributor places a phone call to the Authorized Participant to enquire about the status of the Order. If the Authorized Participant does not fax the Redemption Order Form to the Distributor within 15 minutes after the Distributor's phone call, the Authorized Participant's Order is cancelled. The Distributor will then notify the Authorized Participant that the Order has been cancelled via telephone call.

        3.     If the Distributor has received the Authorized Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 PM New York time the Distributor returns to the Authorized Participant a copy of the Redemption Order Form submitted, marking it "Affirmed." The Distributor also indicates on the Redemption Order Form the amount of the initial redemption payment amount to be delivered.

        4.     Based on the Redemption Orders placed with it on REDEMPTION T, the Distributor will send a facsimile to the Transfer Agent indicating the total number of Redemption Baskets to be delivered to the Fund, and the total amount of the "initial redemption payment" to be paid by the Fund to the account(s) of the redeeming Authorized Participants. The initial redemption payment due in connection with each Redemption Basket (the "Initial Redemption Payment") that is timely delivered shall be 95% of the NAV per Basket, as of REDEMPTION T-1. The end of day NAV per Share will be available on the Fund's website. The Administrator shall notify the Authorized Participant by email no later than 6:30 p.m., New York time, on REDEMPTION T of the Initial Redemption Payment applicable to each Redemption Basket.

3

        5.     By 10:00 a.m. on REDEMPTION T+1, the Authorized Participant shall deliver the Redemption Basket(s) to the Fund. By 12:00 p.m. New York time on REDEMPTION T+1, the Fund shall pay to the account of the redeeming Authorized Participant the applicable Initial Redemption Amount, less the applicable transaction fee. On REDEMPTION T+1, the Fund will liquidate the futures contracts attributable to the Redemption Baskets in accordance with the procedures described in the Prospectus. The Final Settlement Price for the Redemption Basket shall be the sum of (i) the proceeds from the liquidation of the futures contracts, plus (ii) an amount determined by the Fund's administrator to be the excess of the allocable portion of the Fund's uninvested cash and accrued but unearned interest attributable to that Redemption Basket, over accrued but unpaid expenses attributable to that Redemption Basket. The Authorized Participant will be notified of the Final Settlement Price applicable to a Redemption Basket by 5:30 p.m., New York time, on REDEMPTION T+1. Any underpayment or overpayment, based on the difference between the Initial Redemption Amount and the Final Settlement Price will be paid or refunded, as applicable, on REDEMPTION T+3.

4

ANNEX I-A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR AIRSHARES™ EU CARBON ALLOWANCES FUND

PURCHASE/ REDEMPTION ORDER FORM

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone order number:	Telex Number:
Facsimile number:	Business Number:

ALL ITEMS IN PART I MUST BE COMPLETED BY AN AUTHORIZED PARTICIPANT. THE DISTRIBUTOR AND/OR THE FUND, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS.

1.     TO BE COMPLETED BY AUTHORIZED PARTICIPANT

Date:	Time:

Broker Name:	Firm Name:

DTC Participant No:	Telex Number:

Telephone Number:	Fax Number:

Authorized Person:

Type of Order (Check One)
Number of Creation Baskets (1 CB = 100,000 shares) being transacted:

Number Written Out:

Number of Redemption Baskets (1 RB = 100,000 shares) being transacted:

Number Written Out:

In connection with any order to purchase one or more Baskets, the Authorized Participant shall deliver to the Distributor an executed copy of Exhibit A to this Annex I-A, along with this Purchase Order Form.
Order number:

(To be entered by Authorized Participant After issuance by telephone representative)
Authorized Person's Signature

II.    TO BE COMPLETED BY DISTRIBUTOR OR TRANSFER AGENT

This certifies that the above order has been:

Accepted by the Distributor (Creations)

Accepted by the Transfer Agent (Redemptions)

Declined—Reason:

Date	Time	Authorized Signature

5

EXHIBIT A TO PURCHASE ORDER FORM (ANNEX I-A)

        All Purchase Order Forms are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") of AirShares™ EU Carbon Allowances Fund (the "Trust") as currently in effect and the AirShares™ EU Carbon Allowances Fund Authorized Participant Agreement among the Trust, the Sponsor, the Authorized Participant and the Distributor. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

        The undersigned understands that by submitting this Purchase Order Form, he/she is making the following representations and warranties and is also granting an irrevocable Power of Attorney:

        1.    CFTC Registration Status.    The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Sponsor or the Distributor with such information as the Sponsor or the Distributor may reasonably request in order to verify the foregoing representation. Vehicles for collective investment which acquire Shares may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

        2.    Power of Attorney.    In connection with the Authorized Participant's acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Sponsor, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and (iii) the Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant's subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant's Shares.

        2.    Redemption.    The Authorized Participant will not redeem a Creation Unit unless it, or the party for which it is acting, as the case may be, first owns the requisite number of shares to be redeemed as a Creation Unit.

        The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

        The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the AirShares™ EU Carbon Allowances Fund Authorized Participant Agreement and that

6

he/she is authorized to deliver this Purchase Order Form to the Distributor on behalf of the Authorized Participant.

DATED:

Accepted by AirShares™ EU Carbon Allowances Fund By: ALPS Distributors, Inc., as Distributor, on behalf of XShares Advisors LLC, as Sponsor
By:
Name:
Title:
[NAME OF AUTHORIZED PARTICIPANT]
By:
Name:
Title:

7

ANNEX I-B
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR AIRSHARES™ EU CARBON ALLOWANCES FUND

AIRSHARES™ EU CARBON ALLOWANCES FUND
FUNDS FLOW PROCESS

        This Annex I-B supplements the Fund's Prospectus with respect to the procedures to be used by the Distributor and the Transfer Agent in processing an order for the creation or redemption of the Shares.

        A.    The Authorized Participant is required to have (i) signed an Authorized Participant Agreement for the Fund and (ii) assigned a personal identification number to each Authorized Person that the Authorized Participant has authorized to act for such Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a creation or redemption order with respect to the Shares of the Fund.

        B.    The Authorized Participant and the Distributor shall implement the "Funds Flow Process" as agreed to by the parties from time to time.

        C.    Note that trades placed through the DTC may only occur on any day that DTC is open for business ("DTC Business Day").

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY

1. The Authorized Participant calls on the Distributor's recorded number to place a Purchase and/or Redemption Order. These trades are to be placed between 1:00 PM and 4:00 PM New York time on any Business Day.	1. The Distributor greets caller.
2. Authorized Participant identifies his/her name, the Institution he/she represents and the PIN number. The Authorized Participant states the Fund name(s) and relevant ticker symbol(s).
2. The Distributor will confirm the Authorized Participant's PIN number.

The Distributor records the PIN number and the order and provides the Authorized Participant with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the Transfer Agent, the Distributor or the Fund.

8

3. Authorized Participant will fax a copy of the Order Form to the Distributor within 15 minutes from the time the call is made.

The signed Order Form will be sent as the physical receipt for the Authorized Participant that the order is confirmed.

The above procedures will be repeated until all orders have been placed by the Authorized Participant.
3. The Distributor will receive a copy of the completed Order Form from the Authorized Participant faxed within 15 minutes from the time the order is placed.

All orders received from the Authorized Participant's are time stamped by the Distributor at the time the order is placed.

The Distributor will verify that the appropriate disclaimers have been made by the Authorized Participant and validate the disclaimer by calculating the Authorized Participant's position, including the subscriptions requested, to the total fund shares outstanding.

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the Authorized Participant that the order is confirmed.
4. The Authorized Participant receives the fax. The Authorized Participant will assume responsibility for an incorrect trade.
4. The Authorized Participant will assume responsibility for an incorrect trade and contact the Distributor if necessary.

If trades are corrected, the Distributor will delete the first trade and reenter the corrected trade. A second affirmation will be faxed to the Authorized Participant with all trades placed that day. The corrected trade will be coded on the affirmation so that the Authorized Participant can see the correction.

No corrections will be permitted after 4:00 PM New York time.

*
Times may vary depending on the trade volume from Authorized Participants.

9

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR AIRSHARES™ EU CARBON ALLOWANCES FUND

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

        The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement for Airshares EU Carbon Allowances Fund entered into by and among ALPS Distributors, Inc. and [Insert Name of Authorized Participant] (the "Authorized Participant" or "AP"), accepted by Brown Brothers Harriman & Co. (the "Transfer Agent") (this "Agreement"), or any other notice, request or instruction on behalf of the Authorized Participant pursuant to this Agreement.

Name:

Title:

Signature:

Name:

Title:

Signature:

Name:

Title:

Signature:

        The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of [Insert Name of Authorized Participant] in its capacity as an Authorized Participant pursuant to this Agreement and that their signatures set forth above are their own true and genuine signatures.

        IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me
this                        day of                                    , 200  .

By:
Name:
Title:

Notary Public

10

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FORM OF AUTHORIZED PARTICIPANT AGREEMENT FOR AIRSHARES™ EU CARBON ALLOWANCES FUND